SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 9, 2016, root9B Technologies, Inc., a Delaware corporation (the “Company”) entered into a letter agreement (the “Fourth Amendment”), pursuant to which the Company and certain Purchasers (as defined therein) agreed to amend that certain securities purchase agreement by and between the Company and each Purchaser, as amended by that certain letter agreement (the “First Amendment”) dated January 29, 2016, that certain letter agreement (the “Second Amendment”) dated February 29, 2016 and that certain letter agreement dated March 7, 2016 (the “Third Amendment”) (as amended, the “Agreement”). The Fourth Amendment extended the date by which the last closing under the Agreement could occur from March 7, 2016 until March 9, 2016. A copy of the form of the Agreement and a form of warrant were included with the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2015 and December 30, 2015.  A copy of the First Amendment was included with the Company’s Current Report on Form 8-K filed with the Commission on February 1, 2016.  A copy of the Second Amendment was included with the Company’s Current Report on Form 8-K filed with the Commission on March 1, 2016.  A copy of the Third Amendment was included in the Company’s Current Report on Form 8-K filed with the Commission on March 8, 2016.  Except as modified by the Fourth Amendment, all other terms of the Agreement remained unchanged and in full force and effect until the Amended and Restated Agreement (as defined below) was approved.

On March 10, 2016, the Company and certain Purchasers (as defined therein) agreed to amend and restate the Agreement as amended by the Fourth Amendment (as amended and restated, the “Amended and Restated Agreement”) and completed the final closing of its private placement  (the “Final Closing”) pursuant to the Amended and Restated Agreement.  At the Final Closing, the Company sold 5,076,863 shares of Common Stock at a price of $1.10 per share, along with 5,076,863 Warrants, for an aggregate purchase price of $5,584,549.30.  Drexel Hamilton, LLC acted as placement agent in connection with the Final Closing.  A copy of the press releases issued by the Company announcing the Final Closing are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The Amended and Restated Agreement increased the warrant coverage to one hundred percent (100%), such that the Company offered and sold 7,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), along with warrants to purchase up to 7,000,000 shares of Common Stock (the “Warrants”) to certain accredited investors, including certain officers and directors of the Company, in the offering pursuant to the Amended and Restated Agreement.  The Amended and Restated Agreement includes enhanced representations and warranties by the Company, an increased survival period of such representations and warranties and provides registration rights with respect to the shares of Common Stock and Common Stock underlying the Warrants, in each case purchased thereunder.  The number of shares of Common Stock issued to purchasers who, together with their Affiliates (as defined in the Amended and Restated Agreement), purchased at least $3,000,000 of Common Stock in the private offering (each, a “Qualified Purchaser”) is subject to adjustment in the event that the Company issues securities within two years of the Final Closing for consideration per share that is less than the Exercise Price (as defined in the Warrants) then in effect, subject to certain excepted issuances.

The Warrants were issued pursuant to two forms of Warrant under the Amended and Restated Agreement: one form of Warrant for Qualified Purchasers, and one form of Warrant for purchasers who were not Qualified Purchasers.  All Warrants issued pursuant to the Amended and Restated Agreement have a term of five years, a reduced exercise price of $1.10 per share and may be exercised at any time from or after the date of issuance.  The number of shares of Common Stock issuable upon exercise of all Warrants is subject to adjustment for certain stock dividends or stock splits, or any reclassification of the outstanding securities of, or reorganization of, the Company, and the number of shares of Common Stock issuable upon the exercise of the Warrants issued to Qualified Purchasers is subject to adjustment if the Company issues securities within two (2) years following the Final Closing, subject to certain excepted issuances.

The Common Stock and Warrants were issued and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder, as well as comparable exemptions under applicable state securities laws, as transactions by an issuer not involving a public offering.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any Purchaser in connection with the offering.  Moreover, each Purchaser represented to the Company that (1) it is an accredited investor, as that term is defined under Regulation D of the Securities Act, in the United States, acquiring the Common Stock and Warrants for investment purposes only and not with a view to or for sale in connection with any distribution thereof, (2) either alone or with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) it had the opportunity to review the Company’s public filings and was afforded (a) the opportunity to ask questions and receive answers from the Company concerning the conditions of the offering, (b) access to information about the Company sufficient to enable such Purchaser to evaluate its investment in the Company, and (c) the opportunity to obtain such additional information that the Company possessed or could acquire without unreasonable effort or expense necessary to make an informed investment decision.

Immediately prior to entering into the Amended and Restated Agreement, the Company entered into a letter agreement (the “Blech Agreement”) with Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech, who together control all of the Company’s Series C Preferred Stock (the “Holders”).  Pursuant to the Blech Agreement, the Holders agreed that, until the earlier of (i) five (5) business days after the Company holds its next annual or special meeting of its stockholders and (ii) June 30, 2016: (a) the Company will not be required to reserve the authorized but unissued shares of common stock sufficient to permit the conversion of the outstanding shares of its Series C Preferred Stock pursuant to Section 7(c) of the Amended and Restated Certificate of Designation of the Company’s Series C Preferred Stock, and (b) the Holders will not convert their shares of Series C Preferred Stock into shares of the Company’s common stock.  Further, if, prior to the approval of a proposal by the Company to increase the Company’s authorized capital stock, a Liquidation Event (as defined in such Amended and Restated Certificate of Designation) occurs, the Company agreed to pay to the holders of all of the outstanding shares of its Series C Preferred Stock an amount equal to the greater of (a) the Liquidation Preference (as defined in Section 5(a) of such Amended and Restated Certificate of Designation), and (b) 150% of the amount per share that would be payable to a holder of a share of Series C Preferred Stock, had all shares of Preferred Stock been converted to Common Stock immediately prior to such Liquidation Event.  Miriam Blech currently controls approximately 7% of the Company’s outstanding voting capital stock, including 60% of the Company’s Series C Preferred Stock.  Isaac Blech currently controls approximately 4.6% of the Company’s outstanding voting capital stock, including 40% of the Company’s Series C Preferred Stock, and is Vice Chairman of the Company’s board of directors.

The foregoing description of the principal terms of the Fourth Amendment, the Amended and Restated Agreement, the form of Warrant for Qualified Purchasers, the form of Warrant for purchasers who were not Qualified Purchasers, and the Blech Agreement does not purport to be complete and is qualified in its entirety by reference to the respective agreements, copies of which are filed as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In addition, on February 9, 2016, the Company consummated its offer to amend certain of its outstanding warrants to purchase an aggregate of 4,358,724 shares of common stock (the “Offer to Amend and Exercise”). Pursuant to the Offer to Amend and Exercise, warrants to purchase an aggregate of 1,142,529 shares of common stock were tendered and exercise at an exercise price of $1.10.  Following the expiration of the offer, the Company issued new unregistered warrants to the participating holders to purchase 285,654 shares of common stock with a term of five (5) years and have an exercise price per share equal to $1.50.

Item 3.03                      Material Modification to Rights of Security Holder.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated March 9, 2016 by and between root9B Technologies, Inc. and certain Purchasers.
10.2	Amended and Restated Securities Purchase Agreement dated March 10, 2016 by and between root9B Technologies, Inc. and certain Purchasers.
10.3	Form of Warrant for Qualified Purchasers.
10.4	Form of Warrant for non-Qualified Purchasers.
10.5	Letter Agreement dated March 10, 2016 between root9B Technologies, Inc. and Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech.
99.1	Press Release dated March 11, 2016.
99.2	Press Release dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2016
ROOT9B TECHNOLOGIES, INC. By: ________________________ Name: Joseph J. Grano Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated March 9, 2016 by and between root9B Technologies, Inc. and certain Purchasers.
10.2	Amended and Restated Securities Purchase Agreement dated March 10, 2016 by and between root9B Technologies, Inc. and certain Purchasers.
10.3	Form of Warrant for Qualified Purchasers.
10.4	Form of Warrant for non-Qualified Purchasers.
10.5	Letter Agreement dated March 10, 2016 between root9B Technologies, Inc. and Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech.
99.1	Press Release dated March 11, 2016.
99.2	Press Release dated March 14, 2016.